      As filed with the Securities and Exchange Commission on June 17, 1999

                                                   Registration No. 333-_______

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                              GATEWAY ENERGY CORPORATION
                (Exact name of registrant as specified in its charter)

          DELAWARE                                     44-0651207

(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                            500 DALLAS STREET, SUITE 2615
                                 HOUSTON, TEXAS 77002
                 (Address of Principal Executive Offices) (ZIP Code)

                                ----------------------

                              1998 STOCK OPTION PLAN (1)
                     1998 OUTSIDE DIRECTORS STOCK OPTION PLAN (2)
                     STOCK OPTION AGREEMENTS WITH MICHAEL FADDEN
              DATED MARCH 17, 1997, AUGUST 1, 1997 AND FEBRUARY 10, 1998 (3)
                     (Full title of the plan or written contract)

                                ----------------------

                                  MICHAEL T. FADDEN
                              GATEWAY ENERGY CORPORATION
                                500 DALLAS, SUITE 2615
                                 HOUSTON, TEXAS 77002
                                    (713) 336-0844
                         (Name, address and telephone number,
                      including area code, of agent for service)

                                ----------------------

                                    With copy to:

                               ROCHELLE A. MULLEN, ESQ.
                     CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER
                           1125 SOUTH 103RD ST. - SUITE 720
                              OMAHA, NEBRASKA 68124-1090

(1) The 1998 Stock Option Plan authorizing the issuance of 600,000 shares of Common Stock was approved by the Board of Directors on May 28, 1998 and by a majority of the shareholders at the 1998 Annual Meeting of Shareholders on July 16, 1998.

(2) The 1998 Outside Directors Stock Option Plan authorizing the issuance of 100,000 shares of Common Stock was approved by the Board of Directors on May 28, 1998.

(3) The Company granted to Mr. Fadden, the Chairman, CEO and President, a warrant to purchase 50,000 shares of Common Stock on March 17, 1997; a stock option to purchase 173,500 shares of Common stock on August 1, 1997; and a stock option to purchase 2,250 shares of Common Stock on February 10, 1998.

                             CALCULATION OF REGISTRATION FEE


                                               Proposed Maximum       Proposed          Amount of
Title of Securities      Amount of Shares       Offering Price         Maximum        Registration
  to be Registered       to be Registered         Per Share        Aggregate Price         Fee
-------------------   ----------------------   ---------------     ---------------    -------------
   Common Stock                 925,750                $.26             $240,695           $66.91

(1) The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the average of the bid and asked price of shares of the same class reported on the Bulletin Board section of NASDAQ on June 11, 1999.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the plans described herein.

                                        PART I

                INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers and directors in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, as filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference into this Registration
Statement: (a) the Registrant's latest Annual Report on Form 10-KSB for Fiscal Year ended February 28, 1999; (b) all other reports filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since February 28, 1999; and (c) the description of the Registrant's Common Stock contained in the Registrant's Certificate of Incorporation and Bylaws as filed as an Exhibit to the Registrant's latest Annual Report on Form 10-KSB for the fiscal year ended February 28, 1999.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), and 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware Business Corporation Act empowers the Registrant to indemnify, subject to the standards set forth therein, any persons in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant. The Registrant's Certificate of Incorporation and Bylaws provides for indemnification of the officers and directors to the fullest extent permitted by Delaware law. The Delaware Business Corporation Act also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent. The

Registrant's Board of Directors has adopted a resolution providing for the indemnification by the Registrant of each director, officer, employee or agent of the Registrant to the fullest extent permitted by the Delaware Business Corporation Act. The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

   EXHIBIT
   NUMBER    EXHIBIT
   -------   -------
     5       Opinion of Counsel

    23.1     Consent of Auditors

    23.2     Consent of Counsel ( included in Exhibit 5)

    99.1     1998 Stock Option Plan

    99.2     1998 Outside Directors Stock Option Plan

    99.3     Fadden Warrant Agreement dated March 17, 1997

    99.4     Fadden Stock Option Agreement dated August 1, 1997

    99.5     Fadden Stock Option Agreement dated February 10, 1998

     The Registrant hereby undertakes to submit each plan pursuant to which shares are hereby registered and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

ITEM 9.   UNDERTAKINGS.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on June 17, 1999.

                              GATEWAY ENERGY CORPORATION

                              BY: /s/ Scott D. Heflin
                                 ------------------------------------------
                                  Scott D. Heflin, Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Michael T. Fadden
---------------------------   Chairman, CEO and President        6/11/99
Michael T. Fadden

/s/ Larry J. Horbach
---------------------------   Director                           6/11/99
Larry J. Horbach

/s/ John B. Ewing
---------------------------   Director                           6/11/99
John B. Ewing

/s/ Abe Yeddis
---------------------------   Director                           6/11/99
Abe Yeddis

/s/ Earl Hoffman
---------------------------   Director                           6/11/99
Earl Hoffman

/s/ Charles A. Holtgraves
---------------------------   Director                           6/11/99
Charles A. Holtgraves

/s/ Gary McConnell
---------------------------   Director                           6/11/99
Gary McConnell

/s/ Donald L. Anderson
---------------------------   Director                           6/11/99
Donald L. Anderson

/s/ Nicholas Pilger
---------------------------   Director                           6/11/99
Nicholas Pilger

/s/ Neil A. Fortkamp
---------------------------   Director                           6/11/99
Neil A. Fortkamp